EXHIBIT 99.1

By: Irving E. Lingo, Jr. Chief Financial Officer Corrections Corporation of America Lehman Brothers 2003 High Yield Bond and Syndicated Loan Conference March 19-21, 2003

Forward-Looking Statement As defined within the Private Securities Litigation Reform Act of 1995, certain statements herein may be considered forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Factors that could cause operating and financial results to differ are described in the Company's 10-K, as well as in other documents filed with the Securities and Exchange Commission. These factors include, but are not limited to, the growth of the private corrections and detention industry, the Company's ability to obtain and maintain facility management contracts and general market conditions. The Company does not undertake any obligation to publicly release or otherwise disclose the result of any revisions to forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Established in 1983, CCA owns and operates minimum, medium and maximum-level security correctional facilities through contracts with over 50 federal, state and local agencies One of the nation's largest prison operators behind only the federal government and four states Currently provides management services to over 55,000 inmates in 60 facilities located in 21 states and the District of Columbia Revenues of $962.8 million for year ended December 31, 2002 and EBITDA of $185.1 million; Adjusted Free Cash Flow of $85.2 million The Company

Investment Thesis Federal and State Facilities are Operating in Excess of Capacity Budget Shortfalls Constrain Construction of New Beds Demographic Cycle Indicates Influx of Prisoners CCA's Existing Beds Provide Governmental Agencies with a Quick, Cost-Effective Solution to Overcrowding Conditions CCA's Supply of Empty Beds Provides Strong Catalyst for EBITDA and Earnings Growth, while Net Operating Losses Enable Company to Retain Cash

Company Overview Corrections Industry Overview Business Overview Financial Review Q&A Agenda

Company Overview

Company Overview 38 owned facilities with 41,036 beds, 22 managed facilities with 19,188 beds Over 50 contracted agencies, the largest of which accounts for only 13.8% of total revenues One facility is under construction CCA Owned and Managed CCA Owned and Leased CCA Managed Only

CCA is the largest operator of privatized prisons in the nation Company Overview Source: (1) Total Capacity as of March 1, 2003 (2) Total Capacity reported in company website, March 2003 (3) Private Adult Correctional Facility (Sept. 2001)

80% of the Company's facilities are ACA accredited Lifeline(tm) Program is estimated to result in 50% decrease in recidivism Recently implemented Distance Learning Program for staff and inmate education CCA's escape rate from 1999-2001 was 1.49 per 10,000 inmates vs. an escape rate of 6.49 (1) per 10,000 inmates in the public sector Philosophy of active community involvement Company Overview Quality Correctional Management (1)Source: Corrections Yearbook, 2001 Edition (representing data from 1998-2000)

Corrections Industry Overview

Historically, general economic downturns have not materially affected industry demand for beds Corrections Industry Overview Source: Bureau of Justice Statistics The incarceration rate is defined as the average number of people in the United States confined in prisons per 100,000 United States residents Non-Cyclical Industry

Growth has been driven by: Increased incarceration rates Lack of prison capacity in public sector As of December 31, 2001, 91,828 inmates were housed in private facilities, representing a 5.1% increase over 2000(1): 12.3%(1) of all federal inmates were held in private facilities 5.8%(1) of all state inmates were held in private facilities Corrections Industry Overview Growth in Private Corrections (1) Bureau of Justice Statistics, Prisoners in 2001

Correctional systems are currently operating at or in excess of design capacity: At December 31, 2001, 22 states were operating at 100% or more of their highest capacity The Federal prison system was operating at 131% of its highest capacity at December 31, 2001 This overcrowding is expected to continue: Demographic projections indicate an increase in the number of 18-24 year-old males Budget deficits affecting every state should serve to limit the supply of new beds Corrections Industry Overview Prisoner Populations vs. Capacity

Statistics demonstrate that males between the ages of 18-24 are the demographic age group most likely to commit crimes and most likely to be caught, convicted and incarcerated From 1990 through 1996 this demographic was declining; the U.S. Census Bureau now projects a steady increase in this section of the population Corrections Industry Overview Source: U.S. Census Estimates and Archives Demographics

The 2003 Federal Budget includes the following: Funding for the U.S. Marshals Service of $696 million, representing an increase of $27.5 million or 4.1% Funding for the INS of over $6.1 billion, representing an increase of more than $1.4 billion or 29.7% The Office of Federal Detention Trustee was funded at $1.4 billion, an increase of $592 million above the Administration's request Corrections Industry Overview Federal Budget Initiatives

Business Overview

Management contracts compensate the Company at an inmate per diem rate Certain contracts provide for guaranteed occupancy levels (California City, Cibola and McRae) Contracts typically have terms of one to five years with multiple renewal options Average term of 3-5 years Staggered roll-overs Approximately 95% renewal rate over the past three years Business Overview Management Contracts

Operating expenses associated with correctional facilities are relatively stable - over 70% fixed The costs associated with facilities are comprised primarily of salaries and employee benefits, food and medical supplies With over $740 million in operating expenses in 2002, the Company believes there are numerous opportunities for cost savings: Staffing patterns Food procurement Medical expenditures The Company has recently employed Jim Seaton, a 28-year veteran of Marriott Corporation, as Chief Operating Officer, who will have the primary responsibility of managing and controlling costs at the facility level going forward Business Overview Operating Expenses

CCA provides services under management contracts with a diverse base of single-A or better rated state, federal and local agencies Customers Business Overview

Governmental entities can avoid the capital costs associated with prison construction, diverting funds to alternate uses Existence of competition fosters improved performance in traditional jail and prison systems Significant costs savings in design, construction and facility operations documented repeatedly Independent contractors provide more efficient services with greater flexibility than the government because they can add, delete, or modify the mix of services Better security yields reduction in escape rates Improved programs yield decreased recidivism Proven Private Sector Advantages Business Overview

Financial Review

Financial Review 2002 Highlights Increased adjusted free cash flow from $71 million for the year ended 2001 to $85 million for the year ended 2002, representing a 15% increase on a per share basis Completed comprehensive senior debt refinancing, resulting in significant GAAP and cash interest savings Entered into a definitive settlement agreement with the IRS in connection with our predecessor's 1997 tax return, removing a significant financial contingency Awarded the following contracts: 1,500 beds with the Federal Bureau of Prisons at McRae, Georgia 1,500 beds with Hardeman County, Tennessee at Whiteville Facility in Hardeman County Up to 5,500 inmates with the State of Wisconsin at various CCA facilities

Improved Capital Structure Financial Review New Senior Secured Bank Credit Facility $75 million Term Loan A, matures 2006 - LIBOR +3.5% $565 million Term Loan B, matures 2008 - LIBOR +3.5% (expanded by $30 million in January 2003) $75 million revolver, matures 2006 - LIBOR +3.5% $250 million Senior Unsecured Notes due 2009 with interest at 9.875% In May 2002, Moody's and S&P upgraded Senior Secured Bank Facility to B1/B+ and Senior Unsecured Notes to B2/B- Both S&P and Moody's raised their credit outlook to Positive during the fourth quarter of 2002

In January 2003, the Company purchased the 1,200 bed Crowley Correctional Center located in Olney Springs, Colorado Recent award of contract for up to 1,500 inmates at the Whiteville Correctional Facility. Delivery of inmates has begun; full occupancy anticipated late in the second quarter of 2003 Announced the accrual of a $32 million tax refund expected to be received during the second quarter of 2003 Financial Review Recent Events

($ in millions) Financial Review Recent Financial Results The Company has disclosed certain supplemental financial information for the fourth quarter of 2002 on its website at www.correctionscorp.com, under the Investor Relations section, which includes a reconciliation to the comparable measure under GAAP

Financial Review Capitalization ($ in millions) GAAP Basis

Debt Maturity Schedule - as of December 31, 2002 Financial Review

Financial Review Historical Financial Results

Historical Financial Results Financial Review (1) After special items

Financial Overview Occupancy CCA has approximately 8,000 available beds and is actively pursuing numerous contract opportunities

Financial Review Each 1,000 additional heads-in-beds adds an estimated $5.2 million to EBITDA, assuming a $15.06 margin per man-day for owned beds Incremental EBITDA from Filling Beds

Financial Review Potential growth in Adjusted Free Cash Flow may originate from three distinct sources: Filling the Company's remaining empty beds, and the expansion, acquisition or development of pre-committed new beds Continued margin improvement resulting from ongoing cost- saving initiatives Further rationalization of the Company's capital structure, in particular, the potential refinancing of the Company's Series A and Series B Preferred stock

Financial Review Free Cash Flow Filling existing beds generates EBITDA with no corresponding capital investment The Company currently has approximately $101.5 million in NOL carryforwards; which should eliminate federal income taxes until at least 2004 Due to unique asset class, minimal capital expenditure is required; only $20 million budgeted for 2003, which includes corporate IT expenditures Adjusted Free Cash Flow from operations in 2002 was $85.2 million or $2.68 per diluted share; Adjusted Free Cash Flow expected to exceed $100 million in 2003 Cash generated from operations to be used for additional de- levering and selected new investment opportunities

Conclusion Federal and State Facilities are Operating in Excess of Capacity Budget Shortfalls Constrain Construction of New Beds Demographic Cycle Indicates Influx of Prisoners CCA's Existing Beds Provide Governmental Agencies with a Quick, Cost-Effective Solution to Overcrowding Conditions The Company's Supply of Empty Beds Provides Strong Catalyst for EBITDA and Earnings Growth, while Net Operating Losses Enable Company to Retain Cash

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
CALCULATION OF ADJUSTED FREE CASH FLOW AND EBITDA
(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,

	2002	2001	2002	2001

Pre-tax income (loss) available to common stockholders	$7,855	$24,198	$(92,159)	$2,312
Extraordinary charge	—	—	36,670	—
Cumulative effect of accounting change	—	—	80,276	—
Income taxes paid	(141)	(482)	(4,251)	(3,014)
Depreciation and amortization	13,553	13,836	51,878	53,279
Depreciation and amortization for discontinued operations	—	211	2,509	856
Income tax expense for discontinued operations	—	1,401	600	4,494
Amortization of debt costs and other non-cash interest	1,380	5,988	11,816	23,114
Change in fair value of derivative instruments	628	(26,499)	(2,206)	(14,554)
Series B preferred stock dividend satisfied with series B preferred stock	3,235	2,959	12,359	11,424
Maintenance capital expenditures	(3,428)	(3,284)	(12,254)	(6,435)

ADJUSTED FREE CASH FLOW	$23,082	$18,328	$85,238	$71,476

ADJUSTED FREE CASH FLOW PER SHARE:
BASIC	$0.83	$0.74	$3.08	$2.93

DILUTED	$0.72	$0.59	$2.68	$2.33

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,

	2002	2001	2002	2001

Operating income	$31,882	$30,615	$129,979	$127,038
Depreciation and amortization	13,553	13,836	51,878	53,279
Discontinued operations, net of taxes	51	1,309	681	7,637
Depreciation and amortization for discontinued operations	—	211	2,509	856
Income tax expense for discontinued operations	—	1,401	600	4,494
Interest income for discontinued operations	(220)	(112)	(575)	(602)
Loss on disposal of assets for discontinued operations	—	—	20	—

EBITDA	$45,266	$47,260	$185,092	$192,702

EBITDA and adjusted free cash flow are presented because we believe they are frequently used by securities analysts, investors and other interested parties to evaluate our ability to service debt. However, other companies may calculate EBITDA and adjusted free cash flow differently than we do. EBITDA and adjusted free cash flow are not measures of performance under generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with our combined and consolidated financial statements and related notes included in our filings with the Securities and Exchange Commission.